                                                                   EXHIBIT (e.6)

                             DISTRIBUTION AGREEMENT

          AGREEMENT made as of the 1st day of January, 2002, between Heartland Group, Inc. ("HGI"), having its principal place of business at 789 N. Water Street, Milwaukee, Wisconsin 53202, and Heartland Investor Services LLC ("Distributor"), a wholly-owned subsidiary of BISYS Fund Services, Inc., having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219.

          WHEREAS, HGI is an open-end management investment company, organized as a Maryland corporation and registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act"); and

          WHEREAS, it is intended that Distributor act as the distributor of the shares of common stock ("Shares") of each of the investment portfolios of HGI identified in Schedule A, as the same may be modified from time to time with the
              ----------
mutual consent of the parties (such portfolios being referred to individually as a "Fund" and collectively as the "Funds").

          NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

          1.   Services as Distributor.

               1.1 Distributor will act as agent of HGI on behalf of each Fund for the distribution of the Shares covered by the registration statement and prospectus of HGI then in effect under the Securities Act of 1933, as amended (the "Securities Act"). As used in this Agreement, the term "registration statement" shall mean the registration statement and any amendments thereto, then in effect, including Parts A (the prospectus), B (the Statement of Additional Information) and C of each registration statement, as filed on Form N-1A, or any successor thereto, with the Commission. The term "prospectus" shall mean the then-current form of prospectus and statement of additional information used by the Funds, in accordance with the rules of the Commission, for delivery to shareholders and prospective shareholders after the effective date of the registration statement, together with any amendments and supplements thereto.

               1.2 Distributor agrees to use appropriate efforts to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation. HGI understands that Distributor is now and may in the future be the distributor of the shares of many other investment companies or series (together, "Investment Companies") including Investment Companies having investment objectives similar to those of HGI. HGI further understands that investors and potential investors in HGI may invest in shares of such other Investment Companies. HGI agrees that Distributor's duties to such Investment

Companies shall not be deemed in conflict with its duties to HGI under this paragraph 1.2.

          Distributor shall engage in activities which it in good faith deems reasonable, which are primarily intended to result in the sale of the Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current shareholders, and the printing and mailing of sales literature.

          1.3 In its capacity as distributor of the Shares, all activities of Distributor and its partners, agents, and employees shall comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, the Securities Exchange Act of 1934 and all rules and regulations promulgated by the Commission, all state laws, rules and regulations governing brokers and dealers and their personnel in all states where the Shares are offered and sold, and under those Acts and all rules and regulations adopted by any securities association or self regulatory agency registered under the Securities Exchange Act of 1934 (including, without limitation, the National Association of Securities Dealers, Inc.).

          1.4 Distributor will provide one or more persons, during normal business hours, to respond to telephone questions with respect to HGI.

          1.5 Distributor will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent and custodian for the Funds.

          1.6 The Distributor will accept orders for the purchase of shares of each Fund only to the extent of purchase orders actually received and not in excess of such orders. HGI may upon reasonable notice instruct the Distributor to reject purchase orders where, in its judgment, such rejection is in the best interest of HGI. In addition, Distributor may reject purchase orders where, in its judgment, such order would be improper or illegal, or where rejection would otherwise be in the best interest of HGI.

          1.7 Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind, HGI's officers may upon reasonable notice instruct the Distributor to decline to accept any orders for, or make any sales of, the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

          1.8 Distributor will act only on its own behalf as principal if it chooses to enter into selling agreements with selected dealers or others.

          1.9 HGI agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as Distributor may designate.

          1.10 HGI shall furnish from time to time, for use in connection with the sale of the Shares, such information with respect to the Funds and the Shares as Distributor may reasonably request; and HGI warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. HGI shall also furnish Distributor upon request with: (a) unaudited semi-annual financial statements of the Funds prepared by HGI, (b) a monthly itemized list of the securities in the Funds, (c) monthly balance sheets as soon as practicable after the end of each month, and (d) from time to time such additional information regarding the financial condition of the Funds as Distributor may reasonably request.

          1.11 HGI represents and warrants to Distributor that, with respect to the Shares, all registration statements and prospectuses filed by HGI with the Commission under the Securities Act have been carefully prepared in conformity with requirements of said Act and rules and regulations of the Commission thereunder. The registration statement and prospectus contain all statements required to be stated therein in conformity with said Act and the rules and regulations of said Commission and all statements of fact contained in any such registration statement and prospectus are true and correct. Furthermore, neither any registration statement nor any prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The foregoing representations and warranties shall continue throughout the term of this Agreement and be deemed to be of a continuing nature, applicable to all Shares distributed hereunder. HGI may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of HGI, be necessary or advisable. If Distributor, on the advice of its legal counsel, determines that an amendment to any registration statement or supplement to any prospectus is required under law, and if HGI does not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by HGI of a written request from Distributor to do so, Distributor may, at its option, terminate this Agreement. In such case, the Distributor will be held harmless from, and indemnified by HGI for, any liability or loss resulting from the failure to implement such amendment. HGI shall not file any amendment to any registration statement or supplement to any prospectus without giving Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit HGI's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as HGI may deem advisable, such right being in all respects absolute and unconditional.

          1.12 HGI may request Distributor to use an electronic processing system over the internet in which electronically transmitted orders are forwarded electronically for processing by a third party known to HGI under circumstances in which Distributor will not review the orders. Under such circumstances, HGI acknowledges and agrees that it will independently determine that the third party is a satisfactory service provider and that Distributor's review will not be necessary. HGI authorizes Distributor and dealers to use any prospectus in the form furnished from time to time in connection with the sale of the Shares.

          The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by HGI in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Distributor's part in the performance of its duties, from reckless disregard by Distributor of its obligations and duties under this Agreement, or from

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Distributor's failure to comply with laws, rules and regulations applicable to it in connection with its distribution of the Shares. HGI agrees to indemnify, defend and hold Distributor, its several partners and employees, and any person who controls Distributor within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Distributor, its partners and employees, or any such controlling person, may incur (a) arising out of or based upon the electronic processing of orders over the internet; (b) as the result of acting as distributor of the Funds or based on any act or omission in the course of, or connected with, rendering services hereunder; (c) based on any representations made herein by HGI; (d) based on any act or omission of any prior distributor, or any administrator or investment adviser to HGI, including the registration or failure to register any shares of HGI in accordance with state or federal laws or resulting from or relating to any books or records delivered to the Distributor in connection with its responsibilities under this Agreement and occurring prior to the date of this Agreement; or (e) under the Securities Act or under common law or otherwise, arising out of or based upon (i) any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus, (ii) any omission, or alleged omission, to state a material fact required to be stated in any registration statement or any prospectus or necessary to make the statements in either thereof not misleading or (iii) any Company advertisement or sales literature that is not in compliance with applicable laws, rules or regulations (including, but not limited to the Conduct Rules of the National Association of Securities Dealers, Inc.); provided, however, that HGI's agreement to indemnify Distributor, its partners or employees, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses (x) arising out of any statements or representations as are contained in any prospectus, advertisement or sales literature and in such financial and other statements as are furnished in writing to HGI by Distributor and used in the registration statement or in corresponding statements made in the prospectus, advertisement or sales literature, or (y) arising out of or based upon any omission or alleged omission to state a material fact in such information furnished by the Distributor which is required to be stated or necessary to make the information not misleading; and further provided that HGI's agreement to indemnify Distributor and HGI's representations and warranties hereinbefore set forth in paragraph 1.12 shall not be deemed to cover any liability to HGI or its shareholders to which Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, by reason of Distributor's reckless disregard of its obligations and duties under this Agreement, or by Distributor's failure to comply with any laws, rules or regulations applicable to it in connection with its distribution of the Shares.

          In the event of a formal legal action, HGI's agreement to indemnify Distributor, its partners and employees and any such controlling person, as aforesaid, is expressly conditioned upon HGI being notified of an action brought against Distributor, its partners or employees, or any such controlling person, such notification to be given by letter or by telegram addressed to HGI at its principal office in Milwaukee, Wisconsin and identifying the person against whom such action is brought, promptly following receipt of service of the summons or other first legal process, and in any event within ten (10) days of such receipt. HGI will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability if such defense shall be conducted by counsel of good standing approved by Distributor, which approval shall not be unreasonably withheld. In the event HGI elects to assume the defense of any such suit and retain counsel of good standing so approved by Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in any case where HGI does not elect to assume the defense of any such suit, or in case Distributor reasonably withholds approval of counsel chosen by HGI, HGI will reimburse Distributor, its partners and employees, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Distributor or them. HGI's indemnification agreement contained in this paragraph 1.12 and HGI's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Distributor, its partners and employees, or any controlling person, and shall survive the delivery of any Shares.

          This agreement of indemnity will inure exclusively to Distributor's benefit, to the benefit of its several partners and employees, and their respective estates, and to the benefit of the Distributor's parent company, controlling persons and their successors. HGI agrees promptly to notify Distributor of the commencement of any litigation or proceedings against HGI or any of its officers or Directors which relate, directly or indirectly, to the issue and sale of any Shares or which may otherwise form the basis of an obligation for HGI to indemnify hereunder.

          1.13 Distributor agrees to indemnify, defend and hold HGI, its several officers and Directors, and any person who controls HGI within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, or liabilities and any reasonable counsel fees incurred in connection therewith) which HGI, its officers or Directors or any such controlling person, may incur arising directly out of or based directly upon (a) any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by Distributor to HGI and used in response to required items of the registration statement or in the corresponding statements made in the prospectus, or any omission, or alleged omission, to state a material fact required to be stated in such information or necessary to make such information not misleading, or (b) arising directly out of Distributor's willful misfeasance, bad faith or gross negligence in the performance of its duties, Distributor's reckless disregard of its obligations and duties under this Agreement, or Distributor's failure to comply with any law, rule or regulation applicable to it in connection with its distribution of the Shares.

          Distributor's agreement to indemnify HGI, its officers and Directors and any such controlling person, as aforesaid, is expressly conditioned upon Distributor being notified of any action brought against HGI, its officers or Directors, or any such controlling person, such notification to be given by letter or telegram addressed to Distributor at its principal office in Columbus, Ohio, and sent to Distributor identifying the person against whom such action is brought, promptly following the indemnified person's receipt of service of the summons or other first legal process, and in any event

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within ten (10) days of such receipt. Distributor will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability if such defense shall be conducted by counsel of good standing approved by HGI, which approval shall not be unreasonably withheld. In the event Distributor elects to assume the defense of any such suit and retain counsel of good standing so approved by HGI, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in any case where Distributor does not elect to assume the defense of any such suit, or in the case HGI reasonably withholds approval of counsel chosen by Distributor, Distributor will reimburse HGI, its officers, directors, employees and controlling persons or other persons named as defendant or defendants in such suit for the fees and expenses of any counsel retained by HGI or them. Distributor's indemnification agreement contained in this paragraph 1.13 and Distributor's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of HGI, its officers, directors and employees, or any controlling person.

          1.14 No Shares shall be offered by either Distributor or HGI under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by HGI or its transfer agent if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act or if and so long as a current prospectus as required by
Section 10(b)(2) of said Act is not on file with the Commission; provided, however, that nothing contained in this paragraph 1.14 shall in any way restrict or have an application to or bearing upon HGI's obligation to repurchase Shares from any Shareholder in accordance with the provisions of HGI's prospectus, Articles of Incorporation or Bylaws.

          1.15 HGI agrees to advise Distributor as soon as reasonably practical by a notice in writing delivered to Distributor:

                 (a) of any request by the Commission for amendments to the registration statement or prospectus then in effect or for additional information;

                 (b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation by service of process on HGI of any proceeding for that purpose;

                 (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

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                 (d)    of all action of the Commission with respect to any
                        amendment to any registration statement or prospectus which may from time to time be filed with the Commission.

          For purposes of this section, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

          1.16 Distributor agrees on behalf of itself and its partners and employees to treat confidentially and as proprietary information of HGI all records and other information relative to HGI and its prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except, after prior notification to and approval in writing by HGI, which approval shall not be unreasonably withheld and may not be withheld where Distributor may be exposed to civil or criminal liability for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by HGI.

          1.17 This Agreement shall be governed by the laws of the State of Ohio.

     2.   Fee.
          ---

          Distributor shall receive from the Funds identified in the Distribution and Shareholder Service Plan attached as Schedule A hereto (the "Distribution Plan Funds") a distribution fee at the rate and upon the terms and conditions set forth in such Plan. The distribution fee shall be accrued daily and shall be paid on the first business day of each month, or at such other time(s) as the parties mutually agree.

     3.   Sale and Payment.
          ----------------

          Shares of a Fund may be subject to a sales load and may be subject to the imposition of a distribution fee pursuant to the Distribution and Shareholder Service Plan referred to above. To the extent that Shares of a Fund are sold at an offering price which includes a sales load or are soldsubject to a contingent deferred sales load with respect to certain redemptions (either within a single class of Shares or pursuant to two or more classes of Shares), such Shares shall hereinafter be referred to as "Load Shares" (and in the case of Shares that are sold with a front-end sales load, "Front-End Load Shares" and Shares that are sold subject to a contingent deferred sales load, "CDSL Shares"). Funds that contain Front-End Load Shares shall hereinafter be referred to as "Front-End Load Funds.". Funds that contain CDSL Shares shall hereinafter be referred to "CDSL Funds." Front-end Load Funds and CDSL Funds may individually or collectively be referred to as "Load Funds." The following provisions shall apply with respect to the sale of, and payment for, Load Shares.

          3.1 Distributor shall have the right to purchase Load Shares at their net asset value and to sell such Load Shares to the public against orders therefor at the applicable public offering price, as defined in Section 4 hereof. Distributor shall also have the right to sell Load Shares to dealers against orders therefor at the public offering price less a concession determined by Distributor, which concession shall not

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exceed the amount of the sales charge or underwriting discount, if any, referred to in Section 4 below.

          3.2 Prior to the time of delivery of any Load Shares by a Load Fund to, or on the order of, Distributor, Distributor shall pay or cause to be paid to the Load Fund or to its order an amount in Boston or New York clearing house funds equal to the applicable net asset value of such Shares. Distributor may retain so much of any sales charge or underwriting discount as is not allowed by Distributor as a concession to dealers.

     4.   Public Offering Price.
          ---------------------

          The public offering price of a Load Share shall be the net asset value of such Load Share, plus any applicable sales charge, all as set forth in the current prospectus of the Load Fund. The net asset value of Shares shall be determined in accordance with the then-current prospectus of the Load Fund.

     5.   Issuance of Shares.
          ------------------

          HGI reserves the right to issue, transfer or sell Load Shares at net asset value (a) in connection with the merger or consolidation of HGI or the Load Fund(s) with any other investment company or the acquisition by HGI or the Load Fund(s) of all or substantially all of the assets or of the outstanding Shares of any other investment company; (b) in connection with a pro rata distribution directly to the holders of Shares in the nature of a stock dividend or split; (c) upon the exercise of subscription rights granted to the holders of Shares on a pro rata basis; (d) in connection with the issuance of Load Shares pursuant to any exchange and reinvestment privileges described in any then-current prospectus of the Load Fund; and (e) otherwise in accordance with any then-current prospectus of the Load Fund.

     6.   Term, Duration and Termination.
          ------------------------------

          This Agreement shall become effective with respect to each Fund listed on Schedule A hereof as of the date first written above (or, if a particular
   ----------
Fund is not in existence on such date, on the date an amendment to Schedule A to
                                                                   ----------
this Agreement relating to that Fund is executed) and, unless sooner terminated as provided herein, shall continue until January 1, 2004. Thereafter, if not terminated, this Agreement shall continue with respect to a particular Fund automatically for successive one-year terms, provided that such continuance is specifically approved at least annually (a) by the vote of a majority of those members of HGI's Directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting for the purpose of voting on such approval and (b) by the vote of HGI's Directors or the vote of a majority of the outstanding voting securities of such Fund. This Agreement is terminable without penalty on not less than sixty days' prior written notice, either in its entirety or as it applies to one or more of the Funds, either by HGI's Directors or by vote of a majority of the outstanding voting securities of the affected Fund(s). The Distributor may terminate this Agreement in its entirety (i.e., with respect to all, but not less then all, of the Funds) at any time without penalty on not less than sixty days' prior written notice. This Agreement will also terminate automatically in the event of its assignment. (As used in

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this Agreement, the terms "majority of the outstanding voting securities,"
"interested persons" and "assignment" shall have the same meanings as ascribed to such terms in the 1940 Act.)

     7.   Governing Law and Matters Relating to HGI as a Corporation.
          ----------------------------------------------------------

          This Agreement shall be governed by and its provisions shall be construed in accordance with the laws of the State of Ohio. It is expressly agreed that the obligations of HGI hereunder shall not be binding upon any of the Directors, shareholders, nominees, officers, agents or employees of HGI personally, but shall bind only the property of HGI allocated to the relevant Fund(s) in accordance with HGI's Articles of Incorporation and Bylaws. The execution and delivery of this Agreement have been authorized by the Directors of HGI, and this Agreement has been signed and delivered by an authorized officer of HGI, acting as such, and neither such authorization by the Directors nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of HGI allocated to the relevant Fund(s) in accordance with HGI's Articles of Incorporation and Bylaws. Nothing contained herein shall bind any other assets of HGI or require HGI to take any action contrary to its Articles of Incorporation or to any applicable statute or regulation.

     8.   Matters Relating to Status of Distributor.
          -----------------------------------------

          Distributor represents and warrants to HGI as follows:

          8.1 Distributor is a limited liability company, duly organized and existing and in good standing under the laws of the State of Virginia. Its parent company is BISYS Fund Services, Inc. BISYS Fund Services, Inc. is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware.

          8.2 The execution, delivery and performance of this Agreement and all of the documents and instruments required by this Agreement to be executed and delivered by Distributor are within the partnership power of Distributor and have been duly authorized by all necessary partnership action.

          8.3 This Agreement and the other agreements and instruments to be entered into by Distributor in connection with this Agreement are the legal, valid and binding obligations of Distributor, enforceable against it in accordance with its terms.

     9.   Privacy.
          -------

          Nonpublic personal financial information relating to consumers or customers of the Funds provided by, or at the direction of, HGI to the Distributor, or collected or retained by the Distributor to perform its duties as distributor, shall be considered confidential information. The Distributor shall not disclose or otherwise use nonpublic personal financial information relating to present or former shareholders of the Funds other than for the purposes for which that information was disclosed to the Distributor, including use under an exception in sections 248.14 or 248.15 of Securities and Exchange Commission Regulation S-P in the ordinary course of business to carry out those purposes. The Distributor shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to consumers of the Funds. HGI represents to the Distributor that it has adopted a Statement of its privacy policies and practices as required by Securities and Exchange Commission Regulation S-P and agrees to provide BISYS with a copy of that statement annually.

     10.  Notices.
          -------

          Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the party required to be served with such notice at the following address: if to HGI, to it at 789 North Water Street, Milwaukee, Wisconsin 53202, Attn: Mr. Paul Beste, Vice President; and if to BISYS, to it at 3435 Stelzer Road, Columbus, Ohio 43219, Attn: President, or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.

                         HEARTLAND GROUP, INC.



                         By: ___________________________________________________

                         Title: ________________________________________________

                         Date: _________________________________________________


                         HEARTLAND INVESTOR SERVICES LLC


                         By: ___________________________________________________

                         Title: ________________________________________________

                         Date: _________________________________________________

                                   SCHEDULE A
                          TO THE DISTRIBUTION AGREEMENT
                                     BETWEEN
                              HEARTLAND GROUP, INC.
                                       AND
                        HEARTLAND INVESTOR SERVICES, INC.



                                     FUNDS:


                              Heartland Value Fund
                            Heartland Value Plus Fund
                           Heartland Select Value Fund
                        Heartland Wisconsin Tax-Free Fund


                         DISTRIBUTION AND SERVICES PLAN:

                                       A-1